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                                                                  Exhibit 23.1.1


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Nextera/Lexecon Limited Purpose Stock Option Plan of Nextera Enterprises, Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements of Nextera Enterprises, Inc. (the "Registrant") included in the Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-63789).


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 9, 1999